Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Dave & Buster’s Entertainment, Inc. (the “Company”) on Form 10-K for the period ended January 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin M. Sheehan, Interim Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)	The Report fully complies with the applicable requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2022

/s/ Kevin M. Sheehan
Kevin M. Sheehan
Interim Chief Executive Officer
(Principal Executive Officer)